Exhibit 5.1

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu

To: Criteo S.A.

32 rue Blanche

75009 Paris

France

RE	Luxembourg law legal opinion – Criteo S.A.
REFERENCE	70136289
DATE	January 7, 2026

1	INTRODUCTION

We have acted as special counsel on certain matters of Luxembourg law to the Company in connection with the Conversion and the Registration Statement.

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Company means (i) prior to Completion, Criteo S.A., a public limited liability company organized and existing in accordance with the laws of France with registered office at 32, rue Blanche, 75009 Paris, France and registered with the Trade and Companies Register (Registre du Commerce et des Sociétés) of Paris under no. 484 786 249 RCS Paris and (ii) upon Completion, Criteo SA, a public limited liability company (société anonyme) organised and existing in accordance with Luxembourg law, with registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and to be registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés).

Completion means the effectiveness of the Conversion in accordance with article 1062-14(2) of the Luxembourg Company Law following the completion of the legality control pursuant to article 1062-13 of the Luxembourg Company Law and execution of an acknowledgment (constat) deed by the Luxembourg notary, including, among others, the confirmation and notarisation of the Post-Completion Articles which, as a result, will be in full force and effect.

All services are provided by LOYENS LOEFF LUXEMBOURG SARL, a private limited liability company (société à responsabilité limitée) having its registered office at 18-20, rue Edward Steichen, L-2540 Luxembourg, Luxembourg, registered with the Luxembourg Register of Commerce and Companies Luxembourg (Registre de Commerce et des Sociétés, Luxembourg) under number B 174.248. All its services are governed by its General Terms and Conditions, which include a limitation of liability, the applicability of Luxembourg law and the competence of the Luxembourg courts. These General Terms and Conditions may be consulted via loyensloeff.lu.

AMSTERDAM, BRUSSELS, LONDON, LUXEMBOURG, NEW YORK, PARIS, ROTTERDAM, TOKYO, ZURICH

Conversion means the cross-border conversion of the Company, without being dissolved, wound up or placed into liquidation, into a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg and the transfer of its registered office (siège statutaire) and central administration (administration centrale) to the Grand Duchy of Luxembourg, while retaining its legal personality, in accordance with (i) Articles L. 236-31 to L. 236-45 and R. 236-20 to R. 236-34 of the French Commercial Code, except where those provisions conflict with Articles L. 236-50 to L.236-53, R. 236-39 and R. 236-40 of the French Commercial Code, (ii) Title X (Restructurings) of the Luxembourg Company Law, and in particular, Section 2 (European cross-border conversions) of Chapter VI (Cross-border conversions) and, by virtue of Article 1000 paragraph 3 of the Luxembourg Company Law, Section 1 (General regime for cross-border conversions) of Chapter VI (Cross-border conversions), and the terms set out in the Registration Statement, in particular its Exhibits 2.1 and 3.1.

Insolvency Proceedings means bankruptcy (faillite), suspension of payments (sursis de paiements), insolvency, liquidation, dissolution, reorganisation, restructuring, any proceedings and measures under the Luxembourg law of 7 August 2023 on business preservation and modernization of bankruptcy law, administrative dissolution without liquidation procedure (procédure de dissolution administrative sans liquidation), the appointment of a temporary administrator (administrateur provisoire), and any similar Luxembourg or non-Luxembourg proceedings, regimes or officers relating to, or affecting, the rights of creditors generally.

Insolvency Regulation means the Regulation (EU) No 2015/848 on insolvency proceedings.

Luxembourg means the Grand Duchy of Luxembourg.

Luxembourg Company Law means the Luxembourg law of 10 August 1915 on commercial companies, as amended.

Nasdaq means the Nasdaq Global Select Market.

Post-Completion Articles means the articles of association of the Company to be adopted in the form enclosed as (i) Exhibit 3.1 of the Registration Statement (Form of Lux Criteo Articles of Association (English version) as included in Annex C to the Registration Statement) and (ii) part of the Draft Terms of Cross-Border Conversion of Criteo in Exhibit 2.1. of the Registration Statement as included in Annex D to the Registration Statement, by the shareholders of the Company at the Shareholders Meeting, and as shall be confirmed (and, if applicable, updated with the amount of the then issued share capital of the Company and the amount of the Registered Shares to the extent these differ from the amounts applicable at the time of the Shareholders Meeting) and notarised in the acknowledgement (constat) deed of the Luxembourg notary on Completion in accordance with the Luxembourg Company Law.

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Post-Completion Shareholder Register means the register of shareholders that the Company as of Completion is obliged to maintain at the registered office pursuant to the provisions of Article 430-3 of the Luxembourg Company Law.

Pre-Completion Articles means the articles of association of the Company in force immediately prior to Completion.

Pre-Completion Shareholder Register means the register of shareholders that the Company is obliged to maintain pursuant to the laws of France, up-to-date immediately prior to Completion.

Registered Shares means all of the issued and outstanding shares in the Company immediately prior to Completion, as shall be set forth in the Pre-Completion Articles and duly recorded in the Pre-Completion Shareholder Register, and as shall be set forth in the Post-Completion Articles and duly recorded in the Post-Completion Shareholder Register upon Completion.

Reviewed Document means the document listed in Schedule 1 (Reviewed Document).

SEC means the United States Securities and Exchange Commission.

Securities Act means the U.S. Securities Act of 1933, as amended.

Shareholders Meeting means the general meeting of the Company’s shareholders called to obtain the approval by the Company’s shareholders of the Conversion, the Post-Completion Articles and certain related proposals in accordance with the laws of France, as further described in the Registration Statement.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon an electronically transmitted copy of the Reviewed Document.

3.2	We have not reviewed and express no opinion on any document incorporated by reference or referred to in the Reviewed Document.

4	NATURE OF OPINION

4.1

This opinion letter speaks as of the date hereof. We only express an opinion on matters of Luxembourg law in force on the date of this opinion letter, excluding unpublished case law. We undertake no obligation to update it or to advise of any changes in such laws or case law, their construction or application.

4.2

Except as expressly stated in this opinion letter, we do not express an opinion on public international law or on the rules of, or promulgated under, any treaty or by any treaty organisation or European law (save for rules implemented into Luxembourg law or directly applicable in Luxembourg), on regulatory and tax matters (including EMIR, AIFMD, MiFID II, MiFIR, SFTR, SFDR, the Securitisation Regulation and DAC 6

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(including, in each case, their respective EU and national delegated or implementing legislation or regulation)), as well as on transfer pricing, competition, data protection law (including GDPR), intellectual property law, labour law, accounting or administrative law, sanction laws and regulations or as to the consequences thereof.

4.3

Our opinion letter is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.4

In this opinion letter, Luxembourg legal concepts are sometimes expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. In addition, for the purpose of different areas of Luxembourg law, a term may have a different meaning than for the purpose of other areas of Luxembourg law. The meaning to be attributed to the concepts described by the English terms shall be the meaning to be attributed to the equivalent Luxembourg concepts under the relevant area of Luxembourg law.

4.5

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Luxembourg law and be brought exclusively before the courts of the district of Luxembourg-City.

4.6

This opinion letter is issued by LOYENS & LOEFF LUXEMBOURG SARL and may only be relied upon under the express condition that any liability of LOYENS & LOEFF LUXEMBOURG SARL is limited to the amount paid out under its professional liability insurance policies. Only LOYENS & LOEFF LUXEMBOURG SARL can be held liable in connection with this opinion letter.

5	OPINIONS

5.1

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.2	Each Registered Share issued and outstanding immediately after Completion, will constitute a validly issued, fully paid up and non-assessable share in the Company pursuant to Luxembourg law.

5.3

The statements made in the Registration Statement under the captions “Luxembourg Tax Considerations”, insofar as they purport to constitute statements of Luxembourg tax law or legal conclusions, constitute our opinion and are materially correct.

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6	CONSENT

6.1

This opinion letter is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration with the SEC.

6.2

We consent to the filing of this opinion with the SEC as exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours faithfully,

Loyens & Loeff Luxembourg SARL

/s/ Guy Palmaers
Guy Palmaers[1]

Avocat à la Cour

/s/ Frédéric Franckx
Frédéric Franckx[2]

Avocat à la Cour

[1]	Acting as representative (mandataire) of LOYENS & LOEFF LUXEMBOURG SARL.
[2]	Acting as representative (mandataire) of LOYENS & LOEFF LUXEMBOURG SARL.

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Schedule 1

REVIEWED DOCUMENT

The registration statement on form S-4 to be filed with the SEC under the Securities Act for the Company dated January 7, 2026 (the Registration Statement) excluding any exhibits and annexes attached thereto, save for:

•	Exhibit 2.1 (Draft Terms of Cross-Border Conversion of Criteo (included in Annex D to the Registration Statement)); and

•	Exhibit 3.1 (Form of Lux Criteo Articles of Association (English translation) (included in Annex C to the Registration Statement)).

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Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	INCORPORATION, EXISTENCE, REGISTERED OFFICE

1.1	Prior to Completion, the Company is duly incorporated and validly existing and in good standing under the laws of France.

1.2

As from Completion, the Company shall have its registered office (siège statutaire), its central administration (administration centrale) and its centre of main interest (as described in the Insolvency Regulation) in Luxembourg.

2	SHARES AND SHARE REGISTER

2.1

Each Registered Share issued and outstanding immediately prior to Completion will have been validly issued, subscribed for, fully paid up and non-assessable in accordance with the laws of France and will be set forth in the Pre-Completion Articles and duly recorded in the Pre-Completion Shareholder Register, each time as applicable immediately prior to Completion.

2.2

The Company maintains and shall maintain until Completion the Pre-Completion Shareholder Register in full compliance with French law. The information set forth in the Pre-Completion Articles and recorded in the Pre-Completion Shareholder Register shall be true, accurate and complete immediately prior to Completion.

3	AUTHORISATIONS, CORPORATE POWER, CONVERSION

3.1	All formalities and necessary actions required under the laws of France or any other applicable law (other than Luxembourg law) for the Completion will be validly taken on or before Completion.

3.2

The Conversion will be validly authorized by all necessary corporate actions of the Company and the shareholders of the Company as is required by the laws of France, the Pre-Completion Articles, and any other applicable laws (other than Luxembourg law).

3.3	The draft terms of the Conversion and the Post-Completion Articles will be approved by the Shareholders Meeting as set out in the Registration Statement.

3.4	On the date of Completion, the Company will have the full corporate power and authority to effectuate the Completion.

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3.5

All actions set out in the Registration Statement and all proposed resolutions of the shareholders set out in the Registration Statement will be approved and will be valid, binding and enforceable. All conditions precedent to the Completion, as set out in Exhibit 2.1 of the Registration Statement, will be satisfied or, where applicable, waived.

3.6	All factual matters and statements included in the Registration Statement are true and complete.

4	EXECUTION

4.1	All individuals who signed the Reviewed Document have legal capacity and power under all relevant laws and regulations to do so.

5	MISCELLANEOUS

5.1

The execution, entry into and performance by the Company of the Conversion, and the transactions in connection therewith are in its corporate interest, with the intent of pursuing profit (but lucratif), serving the corporate object of the Company, and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory law, regulation of any jurisdiction or contractual arrangements.

5.2

There are no provisions in the laws of any jurisdiction (other than Luxembourg) or in the Registration Statement, which would adversely affect, or otherwise have any negative impact on this opinion letter.

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Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

This opinion letter is subject to all limitations resulting from the application of Luxembourg public policy rules, overriding statutes and mandatory laws as well as to all limitations by reasons of Insolvency Proceedings, fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a share in the Company will not by mere reason of being such a holder be subject to calls by the Company or its creditors for any further payment on such share.

3	Fair summary

Although the sections contained under the caption “Luxembourg Tax Considerations” in the Registration Statement are a correct and fair summary of the Luxembourg tax law as to the matters set forth therein, they do not constitute, however, a complete and detailed description of all Luxembourg laws which apply to such matters.

4	Completion

For Completion to occur, all formalities and necessary action required under Luxembourg law must be validly taken, including:

1.

Following the completion of all the formalities required under French law to complete the Conversion, the Luxembourg notary must scrutinise the legality of the Conversion as regards the procedural steps relating to completion of the Conversion and to approve the Conversion. The Luxembourg notary will verify, in particular, that the Company complies with the provisions of Luxembourg law on the incorporation and registration of companies and, where applicable, that the arrangements relating to employee participation have been established in accordance with applicable labour law. The Luxembourg notary must be provided with the information required to conduct the legality control, including the draft terms of Conversion as approved by the Shareholders Meeting and the pre-conversion certificate to be issued by the competent French authority.

2.

The Luxembourg notary must approve the Conversion as soon as it has been determined that all conditions have been satisfied and that all Luxembourg formalities have been properly completed. The Luxembourg notary will enact such approval in an acknowledgment (constat) deed, which will include the Post-Completion Articles,

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mentioning, among others, the amount of the Company’s issued share capital as well as the amount of the Registered Shares immediately prior to Completion. To the extent not included in the Post-Completion Articles, the information required for the registration of a Luxembourg public limited liability company must be confirmed to the Luxembourg notary by a delegate of the Company duly appointed by the Shareholders Meeting.

3.

Completion occurs upon the acknowledgement and approval of the Conversion by the Luxembourg notary in the acknowledgment (constat) deed following the legality control. The effectiveness of the Conversion becomes enforceable towards third parties upon the publication of the acknowledgment (constat) deed with the Electronic Register of Companies and Associations (Recueil Electronique des Sociétés et Associations).

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